UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            February 27, 2012 (February 21, 2012)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

3700 South Stonebridge Drive, McKinney, Texas 75070

(Address of principal executive offices)

Registrant’s telephone number, including area code:    (972) 569-4000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Not applicable.

(e) On February 21, 2012, the Compensation Committee of the Board of Directors of Torchmark awarded a total of 50,000 performance shares pursuant to the terms and provisions of the Torchmark Corporation 2011 Incentive Plan (2011 Plan) to two senior executives (a 25,000 performance share award to each of the Executive Vice President and Chief Financial Officer and the Executive Vice President and General Counsel). On February 22, 2012, the independent members of the Board of Directors of Torchmark awarded the Chairman and CEO a 30,000 performance share award and 160,000 seven-year non-qualified stock options with an exercise price of $49.19 per share (the NYSE market closing price on February 22, 2012), all pursuant to the 2011 Plan.

Item 9.01  Financial Statements and Exhibits

(a)  Financial statements of businesses acquired.

  None.

(b)  Pro forma financial information.

  None.

(a)  Shell company transactions.

  None.

(b)  Exhibits.

  (10.1)  Form of Performance Share Award under Torchmark Corporation 2011 Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: February 27, 2012	/s/ Carol A. McCoy

Carol A. McCoy,
Vice President, Associate Counsel and Secretary

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